UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 26, 2007 (March 21, 2007)

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Realogy Corporation

(Exact Name of Registrant as Specified in its Charter)

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Delaware	1-32852	20-4381990
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Campus Drive Parsippany, NJ	07054
(Address of Principal Executive Offices)	(Zip Code)

(973) 407-2000

(Registrant's telephone number, including area code)

None

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As previously disclosed, on December 15, 2006, Realogy Corporation (the "Company") entered into an Agreement and Plan of Merger (the "Merger Agreement") with Domus Holdings Corp., a Delaware corporation ("Parent"), and Domus Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Parent ("Merger Sub"). Subject to the conditions set forth in the Merger Agreement, Merger Sub will be merged with and into the Company, with the Company surviving the merger (the "Merger").

Consummation of the Merger is subject to, among other things, the approval by Texas Department of Insurance of the proposed change in control of Title Resources Guaranty Company, a Texas corporation and indirect wholly owned subsidiary of the Company. On March 21, 2007, an order was entered by Commissioner of Insurance of the State of Texas granting such approval.

As previously disclosed, the Company will hold a special meeting of its stockholders on Friday, March 30, 2007, for the purpose of adopting the Merger Agreement. Subject to the approval of the Merger Agreement by stockholders and the satisfaction of the other customary conditions set forth in the Merger Agreement, the Company expects to complete the Merger on or about April 10, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALOGY CORPORATION

By: /s/ Seth I. Truwit

Seth I. Truwit

Senior Vice President, Interim General Counsel and Corporate Secretary

Date: March 26, 2007